EXHIBIT 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 13, 2011, between ULURU Inc., a Nevada corporation, (the "Company"), and Kerry P. Gray (hereinafter, the "Lender").

WHEREAS, the Company has entered into a Secured Convertible Subordinated Note dated as of June 13, 2011 (as amended and in effect from time to time, the "Credit Agreement"), with the Lender, pursuant to which the Lender made a loan to the Company; and

WHEREAS, it is a condition precedent to the Lender's making the loan to the Company under the Credit Agreement that the Company execute and deliver to the Lender a security agreement in substantially the form hereof; and

WHEREAS, the Company wishes to grant a security interest in favor of the Lender as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement.  The term "State", as used herein, means the State of Texas.  The term "Obligations", as used herein, means all of the indebtedness, obligations and liabilities of the Company to the Lender, due or to become due, now existing or hereafter arising under or in respect of the Credit Agreement.

2. Grant of Security Interest.

2.1. Grant; Collateral Description.  The Company hereby grants to the Lender, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Lender the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all inventory, capital equipment and accounts receivable.

3. Authorization to File Financing Statements.  The Company hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto with respect to the Collateral.

4. Other Actions as to any and all Collateral.  The Company further agrees, upon request of the Lender and at the Lender’s option, to take any and all other actions as the Lender may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral.

5. Covenants Concerning Company’s Legal Status.  The Company covenants with the Lender as follows: (a) without providing at least 30 days prior written notice to the Lender, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Lender of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

6. Representations and Warranties Concerning Collateral, Etc.  The Company further represents and warrants to the Lender that the Company is the owner of the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement.

7. Covenants Concerning Collateral, Etc.  The Company further covenants with the Lender that the Company will not remove the Collateral from its location, without providing at least 30 days prior written notice to the Lender, (b) except for the security interest herein granted, the Company shall be the owner the Collateral free from any right or claim of any other person or any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, (c) the Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or other encumbrance in the Collateral in favor of any person, (d) the Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Company will permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement and (g) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

8. Collateral Protection Expenses; Preservation of Collateral.

8.1. Expenses Incurred by Lender.  In the Lender’s discretion, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so.  The Company agrees to reimburse the Lender on demand for all expenditures so made.  The Lender shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

8.2. Lender's Obligations and Duties.  Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder.  The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times.  The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

9. Notification to Account Debtors and Other Persons Obligated on Collateral.  If an Event of Default shall have occurred and be continuing, the Company shall, at the request and option of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender's agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts and other Collateral received by the Company as trustee for the Lender without commingling the same with other funds of the Company and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments.  The Lender shall apply the proceeds of collection of accounts, instruments and other Collateral received by the Lender to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

10. Power of Attorney.

10.1. Appointment and Powers of Lender.  The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any relevant jurisdiction and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Company's expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

10.2. Ratification by Company.  To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

10.3. No Duty on Lender.  The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

11. Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Lender, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Lender may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Lender may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to the Company at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Company hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

12. Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.  The Company acknowledges that the purpose of this §12 is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §12.  Without limitation upon the foregoing, nothing contained in this §12 shall be construed to grant any rights to the Company or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §12.

13. No Waiver by Lender, etc.  The Lender shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender.  No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

14. Suretyship Waivers by Company.  The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable.  The Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in herein.  The  Company further waives any and all other suretyship defenses.

15. Marshaling.  The Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

16. Proceeds of Dispositions; Expenses.  The Company shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company.  In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

17. Governing Law; Consent to Jurisdiction.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.  The Company agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State of Texas or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in the Credit Agreement.  The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

18. Waiver of Jury Trial.  THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Company certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement.

19. Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Company acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

ULURU INC.

By:		/s/ Terrance K. Wallberg
	Name:	Terrance K. Wallberg
	Title:	Vice President & Chief Financial Officer

LENDER:

By:		/s/ Kerry P. Gray
	Name:	Kerry P. Gray
	Title:	Individual